Exhibit 4.5

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2016, among each of the Guaranteeing Subsidiaries listed on the signatures pages hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Cortes NP Acquisition Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 17, 2016, providing for the issuance of 9.250% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. GUARANTEE.

(a) Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, effective upon the execution and delivery of this Supplemental Indenture.

(b) Each Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of each Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness.

8. BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

9. SUCCESSORS. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind their successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ALBER CORP., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

ASCO POWER GP, LLC, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

ASCO POWER TECHNOLOGIES, L.P., as a Guarantor,
By: ASCO Power GP, LLC Its General Partner

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

ASCO SERVICES, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

AVOCENT CORPORATION, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

AVOCENT FREMONT, LLC, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

AVOCENT HUNTSVILLE, LLC, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

AVOCENT REDMOND CORP., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

AVOCENT TEXAS CORP., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

ELECTRICAL RELIABILITY SERVICES, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

EMERSON NETWORK POWER SOLUTIONS, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

EMERSON NETWORK POWER SOLUTIONS, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

EMERSON NETWORK POWER, ENERGY SYSTEMS, NORTH AMERICA, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

EMERSON NETWORK POWER, LIEBERT SERVICES, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

GREAT RIVER HOLDING LLC, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

HIGH VOLTAGE MAINTENANCE CORPORATION, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

LIEBERT CORPORATION, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

LIEBERT FIELD SERVICES, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

LIEBERT NORTH AMERICA, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

LIEBERT PROPERTY HOLDINGS, L.L.C., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

NORTHERN TECHNOLOGIES, INC., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

U P SYSTEMS, INCORPORATED, as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

VERTIV CO., as a Guarantor

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Signature Page to First Supplemental Indenture]